Exhibit 3.1

THE CORPORATION TRUST COMPANY                                          (LOGO)

                                        Associated with CT Corporation System

CORPORATION TRUST CENTER
1209 ORANGE STREET                                           MAILING ADDRESS:
WILMINGTON, DEL. 19801                                           P.0. BOX 631
(302) 658-7581                                        WILMINGTON, DEL.  19899

RE:  ML ASSET BACKED CORPORATION

     CORPORATE LAW DEPARTMENT
     MERRILL LYNCH & CO., INC.
     WORLD HEADQUARTERS-NORTH TOWER
     WORLD FINANCIAL CENTER
     NEW YORK, NEW YORK 10281-1222
     ATT: GARY C. DOLAN, VICE PRESIDENT & ATTORNEY

     Attached for the permanent records of this corporation, is the certified recorded copy of your document, which has just been released by the Recorder of Deeds.

                                         THE CORPORATION TRUST COMPANY


                                         /s/ George J. Coyle
                                         George J. Coyle
                                         Assistant Vice President

Enclosure

                              STATE OF DELAWARE

                                    (LOGO)

                         Office of Secretary of State

                              -----------------

          I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF ML ASSET BACKED CORPORATION FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

                               | | | | | | | |


(LOGO)                                    /s/ Michael Harkins
                                          -----------------------------------
                                          Michael Harkins, Secretary of State

877267058                                 AUTHENTICATION: 1413501

                                          DATE:  09/25/1987

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ML ASSET BACKED CORPORATION

     ML ASSET BACKED CORPORATION, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     First: That the sole incorporator of the Corporation, on September 23, 1987, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation. Article VI of the Certificate of Incorporation, as proposed to be amended by such resolution, is as follows:

     The Corporation will conduct its affairs in the following manner: (1) the Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation; (2) the Corporation will maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation; (3) prior to issuing and selling any bonds, notes, or other evidences of indebtedness, or acting as settler or depositor of trusts, at least one director and executive officer (or one individual serving in both capacities) of the Corporation will not be a director, officer or employee of any person owning beneficially, directly or indirectly, more than 10% of the outstanding stock of the Corporation, or a director, officer or employee of any of such owner's parent, subsidiaries or affiliates other than the Corporation.

     Second: That the Corporation has not received any payment for any of its stock.

     Third: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its sole incorporator this 23rd day of September, 1987.

                                             ML ASSET BACKED CORPORATION


                                             By: /s/ Gary C. Dolan
                                                -----------------------------
                                                Gary C. Dolan
                                                Sole Incorporator

0301C

                              STATE OF DELAWARE

                                    (LOGO)

                         OFFICE OF SECRETARY OF STATE

                              ----------------

          I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ML ASSET BACKED CORPORATION FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

                               | | | | | | | |

(LOGO)

                                          /s/ Michael Harkins
                                          -----------------------------------
                                          Michael Harkins, Secretary of State

                                          AUTHENTICATION:  1410478

                                          DATE:  09/24/1987

727265014

                         CERTIFICATE OF INCORPORATION
                                      OF
                         ML ASSET BACKED CORPORATION
                                   _______

                                  ARTICLE I

                                     Name

     The name of the Corporation is ML Asset Backed Corporation

                                  ARTICLE II

                    Registered Office and Registered Agent

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

                                 ARTICLE III

                              Corporate Purposes

     The purpose of the Corporation is to engage solely in the following activities: (a) issuing, selling, authorizing, and delivering bonds, notes, and other evidences of indebtedness, (b) acting as settlor or depositor of trusts formed to issue notes or to issue participation certificates that are secured or collateralized by (1) receivables (the "Receivables") including without limitation, automobile installment sale contracts, automobile leases, equipment leases, revolving credit card accounts, truck receivables, recreational vehicle loans, manufactured housing loans, student loans, and other receivables, (2) pass-through certificates (the "Pass-Through Certificates") evidencing a fractional undivided ownership interest in one or more trusts or in one or more pools of Receivables, (3) bonds, notes and other evidences of indebtedness (the "Notes") secured or collateralized by one or more pools of Receivables, or (4) any combination of Receivables, Notes and Pass-Through Certificates, (c) acquiring, owning, holding, selling, assigning, pledging and otherwise dealing with the Receivables and related insurance policies and agreements, including agreements with automobile dealers and other originators or servicers of Receivables; (d) authorizing, issuing, selling and delivering indebtedness that is completely subordinated to the Notes and Pass-Through Certificates; and (e) engaging in any activity and exercising any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

                                  ARTICLE IV

                              Authorized Shares

     Section 1.  Shares Authorized.  The total number of shares of all
                 -----------------
classes of capital stock that the Corporation is authorized to issue is one thousand (1,000) shares of Common Stock, par value ten dollars ($10.00) per share ("Common Stock").

     Section 2.   Increase or Decrease in Amount of Authorized Shares.
                  ---------------------------------------------------
The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon.

     Section 3.  Shares Entitled to more or Less than One Vote.  If, on
                 ---------------------------------------------
any matter, any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                                  ARTICLE V

                             Corporate Existence

     The Corporation is to have perpetual existence.

                                  ARTICLE VI

                          THE CORPORATION GENERALLY

     The Corporation will conduct its affairs in the following manner: (1) the Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation; (2) the Corporation will maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation; (3) at least one director and executive officer (or one individual serving in both capacities) of the Corporation will not be a director, officer or employee of any person owning beneficially, directly or indirectly, more than 10% of the outstanding stock of the Corporation or a director, officer or employee of any of such owner's parent, subsidiaries of affiliates other than the Corporation.

                                 ARTICLE VII

                         Powers of Board of Directors

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

          (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          (e) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation that is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

          (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.

                                 ARTICLE VIII

             LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION
                                BY CORPORATION

     SECTION 1.  Limitation of Directors' Liability.  (a)  No director of
                 ----------------------------------
the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

     (b) Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     SECTION 2.  Indemnification by Corporation.  (a) The Corporation
                 ------------------------------
shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to
--------  -------
indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such, person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation.

     (b) Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     (c) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation.

     (d) The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation, the by-laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

     (e) Any repeal or modification of this Section 2 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE IX

     Reservation of Right to Amend Certificate of Incorporation

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                  ARTICLE X

     The name and mailing address of the incorporator is Gary C. Dolan, 250 Vesey Street, World Financial Center, New York, New York 10281-1218.

     For the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, the undersigned hereby declares and certifies that the facts herein stated are true; and accordingly has hereunto set his hand this 17th day of September, 1987.

                                                _____________________________
                                                Gary C. Dolan
                                                Incorporator